                           Computer Integration Corp.
                                 and Subsidiary


Exhibit 11 - Statement Re:  Computation of Per-Share Earnings



                                                                  THREE MONTHS ENDED
                                                                      MARCH 31,

                                                                 1997           1996
                                                              --------------------------

Primary:
  Average shares outstanding                                    6,978,772      6,915,000
  Net effect of dilutive stock options and warrants                    --             --
                                                              -----------    -----------
Total                                                           6,978,772      6,915,000
                                                              ===========    ===========

Net loss applicable to common stock                           $(4,173,717)   $  (418,144)
                                                              ===========    ===========

Net loss per share applicable to common stock                 $     (.60)    $     (.06)
                                                              ===========    ===========

Fully diluted:
  Average shares outstanding                                    6,978,772      6,915,000
  Net effect of dilutive stock options and warrants                    --             --
  Assumed conversion of 9% series D and series E
   cumulative, convertible, redeemable preferred stock                 --             --
                                                              -----------    -----------
Total                                                           6,978,772      6,915,000
                                                              ===========    ===========

Net loss applicable to common stock                           $(4,173,717)   $  (418,144)
Add required dividends on series D and series E cumulative,
  convertible, redeemable preferred stock                              --             --
                                                              -----------    -----------
Total                                                         $(4,173,717)   $  (418,144)
                                                              ===========    ===========

Net loss per share applicable to common stock                 $      (.60)   $      (.06)
                                                              ===========    ===========

                           Computer Integration Corp.
                                 And Subsidiary


EXHIBIT 11 - Statement Re:  Computation of Per-Share Earnings (continued)



                                                                            NINE MONTHS ENDED
                                                                                MARCH 31,
                                                                          1997            1996
                                                                     ----------------------------
Primary:
  Average shares outstanding                                           6,960,287        6,915,000
  Net effect of dilutive stock options and warrants--based on the treasury stock method using average market price of
    $1.80 per share in 1996                                                   --          216,000
                                                                     ----------------------------
Total                                                                  6,960,287        7,131,000
                                                                     ============================

Net income (loss) applicable to common stock                         $(3,856,019)      $1,538,844
                                                                     ============================

Net income (loss) per share applicable to common stock               $      (.55)      $      .22
                                                                     ============================

Fully diluted:
  Average shares outstanding                                           6,960,287        6,915,000
  Net effect of dilutive stock options and warrants--based on the treasury stock method using the period end market
    price, if higher than average market price                                --          216,000
  Assumed conversion of 9% series D and series E cumulative,
    convertible, redeemable preferred stock                                   --        1,270,000
                                                                     ----------------------------
Total                                                                  6,960,287        8,401,000
                                                                     ============================

Net income (loss) applicable to common stock                         $(3,856,019)      $1,538,844
Add required dividends on series D and series E cumulative,
  convertible, redeemable preferred stock                                     --          165,030
                                                                     ----------------------------
Total                                                                $(3,856,019)      $1,703,874
                                                                     ============================

Net income (loss) per share applicable to common stock               $      (.55)      $      .20
                                                                     ============================


                                       19